EXHIBIT 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 13, 2025 relating to the financial statements of Wheaton Precious Metals Corp. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

April 14, 2025